EXHIBIT 99.906CERT

SECTION 906 CERTIFICATIONS

Agustin J. Fleites, Principal Executive Officer and Chief Executive Officer; and Mark E. Swanson, Principal Financial Officer, Principal Accounting Officer and Treasurer of SSgA Funds, a Massachusetts Business Trust (the “Registrant”), each certify that:

1.     The Registrant’s periodic report on Form N-CSR for the period ended August 31, 2004 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2.     The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

A signed original of this written statement required by Section 906 has been provided to the SSgA Funds and will be retained by the SSgA Funds and furnished to the Securities and Exchange Commission or its staff upon request.

Principal Executive Officer	Principal Financial Officer,
SSgA Funds	Principal Accounting Officer and Treasurer
SSgA Funds

/s/Agustin J. Fleites	/s/Mark E. Swanson
Agustin J. Fleites	Mark E. Swanson

Date: October 29, 2004	Date: October 29, 2004